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                                                                    EXHIBIT 11.1

                                  CDNOW, INC.

                       COMPUTATION OF PER SHARE EARNINGS

                                                                 Nine Month,
                                                              September 30, 1997
                                                              ------------------
Net loss......................................................     $
                                                                   ==========
Weighted average shares outstanding...........................
Incremental shares considered outstanding (1).................
                                                                   ----------
Pro forma weighted average number of Common or Common
  equivalent shares...........................................
                                                                   ==========
Pro forma net loss per share..................................
                                                                   ==========

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(1) Pursuant to the requirements of the Securities and Exchange Commission, stock, stock options and warrants issued by the Company during the twelve months immediately preceding the initial public offering have been included in computing pro forma net loss per share as if they were outstanding for all periods using the treasury stock method.